Exhibit 99.1
“[ * ]” denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
M E M O R A N D U M

To:	Matthew V. Booty

From:	Deborah K. Fulton

Date:	April 8, 2008

Re:	Performance-Based Bonuses for Interim CEO and President
     This confirms that Midway Games Inc. has agreed to award you performance-based bonuses as follows if the following game shipments occur during the period that you are serving as Interim CEO and President:
1. Either (a) a $20,000 bonus to be paid [*] if the [*] version [*] of the video game tentatively entitled [*] ship [*] on or before [*] and the [*] version [*] of this title ship [*] on or before [*], or (b) [*] a $20,000 bonus to be paid [*] if the [*] version [*] of this title ship [*] on or before [*].
2. Either (a) a $50,000 bonus to be paid [*] if the [*] version [*] of the video game tentatively entitled [*] ship [*] on or before [*], or (b) if the conditions of (a) are not met, a $25,000 bonus to be paid [*] if the [*] version [*] of this title ship [*] on or before [*].
3. A $30,000 bonus to be paid [*] if the [*] version [*] of the video game tentatively entitled [*] ship [*] on or before [*].
4. A $50,000 bonus to be paid [*] if the [*] version [*] of the video game tentatively entitled [*] ship [*] on or before [*].
References to certain versions of a video game shipping mean that [*] commenced the initial shipment of such versions for ultimate sale to consumers.
* * *
If you agree that this memo accurately reflects your understanding, please so indicate by signing below.

Accepted and agreed:	/s/ Matthew V. Booty

Matthew V. Booty

Dated:	April 8, 2008

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.